Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter

Nuveen Michigan Dividend Advantage Municipal Fund
333-58700
811-09453


On November 10, 2010, under Form N-2A, accession number
0001193125-10-232405, a copy of the Statement
Establishing and Fixing the Rights and Preferences of MuniFund Term Preferred Shares, considered to be an amendment to the Declaration of Trust of the above-referenced trust, was filed with the SEC as Appendix A to the Statement of Additional
Information and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR.